Exhibit 23.1





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement No. 333-110559 of Southern Company on Form S-8 of our report dated June 21, 2004, appearing in this Annual Report on Form 11-K of The Southern Company Employee Savings Plan for the year ended December 31, 2003.

/s/Deloitte & Touche

Atlanta, Georgia
June 28, 2004